UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 5, 2017

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 3811 New York, NY 10004
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers

Ross Appointment

On April 5, 2017, the Board of Directors (the “Board”) of Real Industry, Inc. (the “Company”) appointed Kyle Ross as Chief Executive Officer and President of the Company, effective immediately. Since August 19, 2016, Mr. Ross had served as President, Interim Chief Executive Officer and Chief Investment Officer. Concurrent with this appointment, the Board also appointed Mr. Ross as a member of the Board. Mr. Ross will join the Board’s Operations/Lean Six Sigma Committee.

Prior to his service as Interim Chief Executive Officer, Mr. Ross, age 40, served as the Executive Vice President of the Company since June 2010, as the Chief Financial Officer of the Company since March 2011, and as Secretary of the Company since May 2015. Mr. Ross was part of the management team that sponsored Fremont General Corporation’s (“Fremont”) reorganization process and emergence from bankruptcy. Prior to participating in the Fremont bankruptcy, Mr. Ross was a co-founder of Signature Capital Partners, LLC, a special situations investment firm formed in 2004. Mr. Ross previously was an investment banker with Murphy Noell Capital. Mr. Ross holds a Bachelor of Science degree and a Bachelor of Arts degree from the Haas School of Business and the College of Letters and Science, respectively, at the University of California, Berkeley.

Mr. Ross will participate in the Real Industry, Inc. Management Continuity Plan as President and Chief Executive Officer.  At the present time, no amendment was made to the terms of Mr. Ross’s employment offer letter, dated September 13, 2016, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on September 15, 2016.

Tinkler Notice; Director Nominations

On April 5, 2017, Philip Tinkler, a Board member since August 2012, provided notice to the Board that he would decline to seek re-election to the Board at the Company’s 2017 Annual Meeting of Stockholders, citing increased professional commitments.

On April 5, 2017, the Board nominated each of the Board’s other existing directors Peter Bynoe, Patrick Deconinck, William Hall, Patrick Lamb, and Raj Maheshwari, as well as Kyle Ross, and nominee Joseph McIntosh for election by the Company’s stockholders at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”).

Mr. McIntosh, age 47, has served as a Managing Director with Equity Group Investments (“EGI”) since January 2017, where he focuses on sourcing, evaluating and executing on new investments, as well as monitoring and advising on existing investments. Prior to joining EGI, Mr. McIntosh served as Vice Chairman of Consumer and Retail Investment Banking Coverage and Managing Director in the Investment Banking Division of Deutsche Bank Securities at Deutsche Bank Securities since September 2014. Prior to that, Mr. McIntosh was a Managing Director in the Corporate and Investment Banking division of Bank of America from 2009 to September 2014, which he joined in 2009 because of Bank of America’s acquisition of Merrill Lynch, where he worked since 1997. Mr. McIntosh received his Juris Doctorate from Northwestern University School of Law and a Bachelor of Business Administration in Accounting from the University of Iowa.

Press Release

On April 6, 2017, the Company issued a press release announcing Mr. Ross’s appointment as Chief Executive Officer and member of the Board, Mr. Tinkler’s decision not to stand for re-election, and Mr. McIntosh’s nomination to the Board at the Annual Meeting. A copy of the Company’s April 6, 2017 press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Exhibit 99.1 furnished as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events

On April 6, 2017, the Company announced the date of the Annual Meeting as May 18, 2017 and a record date of the close of business on April 12, 2017 for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

* * * * *

The Company, its directors, nominees and certain of its executive officers and employees are considered to be participants in the solicitation of proxies from stockholders in connection with the matters to be presented at the Company’s 2017 Annual Meeting of Stockholders. The Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from its stockholders and will furnish a definitive proxy statement and proxy card when they become available to its stockholders of record entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING

DECISION, STOCKHOLDERS ARE URGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.realindustryinc.com, by writing to Real Industry, Inc. Attn: Investor Relations, 17 State Street, Suite 3811, New York, NY, 10004.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Real Industry, Inc. Press Release dated April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: April 6, 2017	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Real Industry, Inc. Press Release dated April 6, 2017.